UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2007

Alliance HealthCard, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number

000-30099

GEORGIA	58-2445301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Parkway Lane, Suite 720, Norcross, GA 30092

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (770) 734-9255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into Material Definitive Agreements

Introduction

On February 28, 2007 (the “Effective Date”), Alliance HealthCard, Inc. (the “Registrant”) consummated the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 26, 2006, by and among the Registrant; AHC – Benefit Marketing Acquisition, Inc., an Oklahoma corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub”); BMS Holding Company, Inc., an Oklahoma corporation (“BMS”); the subsidiaries of BMS; and the stockholders of BMS (the “BMS Stockholders”). The Registrant previously filed a copy of the Merger Agreement as an exhibit to its Current Report on Form 8-K dated January 3, 2007. In connection with the Merger, BMS merged with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly-owned subsidiary of the Registrant. The following material agreements were executed at closing of the Merger.

Employment Agreements

Registrant, Merger Sub and Danny C. Wright entered into an employment agreement on the Effective Date whereby Mr. Wright agreed to serve as the President and Chief Executive Officer of Merger Sub. The term of the Agreement commenced on March 1, 1007 and continues through February 28, 2010; provided, however, that the term of the agreement shall automatically be extended for additional one-year terms, unless either party gives notice of termination not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. Registrant shall pay to Mr. Wright as compensation for all services rendered by him during the term a base annualized salary of two hundred thousand dollars ($200,000) per year. In addition to base salary, Mr. Wright shall be eligible to be considered for annual bonuses, which are not guaranteed and are to be determined by Registrant’s board of directors in its sole discretion.

Registrant, Merger Sub and Brett Wimberley entered into an employment agreement on the Effective Date whereby Mr. Wimberley agreed to serve as the Chief Operating Officer of Merger Sub. The term of the Agreement commenced on March 1, 1007 and continues through February 28, 2010; provided, however, that the term of this agreement shall automatically be extended for additional one-year terms, unless either party gives notice of termination not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. Registrant shall pay to Mr. Wimberley as compensation for all services rendered by him during the term a base annualized salary of one hundred seventy five thousand dollars ($175,000) per year. In addition to base salary, Mr. Wimberley shall be eligible to be considered for annual bonuses, which are not guaranteed and are to be determined by Registrant’s board of directors in its sole discretion.

Registrant, Merger Sub and Susan Matthews entered into an employment agreement on the Effective Date whereby Ms. Matthews agreed to serve as the Executive Vice President of Merger Sub. The term of the Agreement commenced on March 1, 2007 and continues through February 28, 2010; provided, however, that the term of this agreement shall automatically be extended for additional one-year terms, unless either party gives notice of termination not less than to the other on or before December 1 in the year of termination, commencing March 1, 2010. Registrant shall pay to Ms. Matthews as compensation for all services rendered by her during the term a base annualized salary of one hundred seventy five thousand dollars ($175,000) per year. In addition to base salary, Ms. Matthews shall be eligible to be considered for annual bonuses, which are not guaranteed and are to be determined by Registrant’s board of directors in its sole discretion.

Registrant and Robert D. Garces entered into an employment agreement on the Effective Date whereby Mr. Garces agreed to serve as an executive officer of Registrant. The term of employment under this Agreement commenced on March 1, 2007 and continues through February 28, 2010. Registrant shall pay to Mr. Garces as compensation for all services rendered by him during the term a base annualized salary of one hundred fifty-five thousand dollars ($155,000.00) per year, or such other sum as the parties may agree on from time-to-time, payable monthly or in other more frequent installments, as determined by Registrant. In addition to base salary, Mr. Garces shall be eligible to be considered for annual bonuses, which are not guaranteed and are to be determined by Registrant’s board of directors in its sole discretion.

Registrant and Thomas W. Kiser entered into an employment agreement on the Effective Date whereby Mr. Kiser agreed to serve as the Vice President of Registrant. The term of employment under this Agreement commenced on March 1, 2007 and continues through February 28, 2010. Registrant shall pay to Mr. Kiser as compensation for all services rendered by him during the term a base annualized salary of one hundred thirty-five thousand dollars ($135,000.00) per year, or such other sum as the parties may agree on from time-to-time, payable monthly or in other more frequent installments, as determined by Registrant. In addition to base salary, Mr. Kiser shall be eligible to be considered for annual bonuses, which are not guaranteed and are to be determined by Registrant’s board of directors in its sole discretion.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On February 28, 2007, the Registrant consummated the Merger as described in Item 1.01 above, which is incorporated herein by reference. In connection with the Merger, BMS merged with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly-owned subsidiary of the Registrant.

Under the terms of the Merger, all of the outstanding capital stock of BMS converted automatically into the right of the BMS shareholders to receive 10 million shares of the Registrant’s Common Stock, $.001 par value per share (“Registrant Stock”) in proportion to their respective ownership interests in BMS and promissory notes in the aggregate principal amount of $7,147,000 (the “Notes”). The terms of the Notes are described in Item 2.03 below, which is incorporated herein by reference. As a result of the Merger, the BMS stockholders (Susan Matthews, Brett Wimberley, and Danny C. Wright) will own 69% of Registrant’s outstanding Common Stock.

The Notes and the 10,000,000 shares of Registrant Stock issued in connection with the Merger were not be registered under the Securities Act of 1933 (the “Securities Act”) but instead were be issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

After the Effective Date, the composition of Board of Directors will be as described below in Item 5.02 which is incorporated herein by reference.

As described in Item 1.01 which is incorporated herein by reference, the Merger Agreement required that the Registrant enter into employment agreements with the BMS Stockholders and two employees of the Registrant.

Item 2.03 Creation of a Direct Financial Obligation

In connection with the Merger, three promissory notes (the “Notes” and each a “Note”) were made and issued by Registrant to each of Danny C. Wright, Brett Wimberley and Susan Matthews in the aggregate amount of $7,147,000. The Wright Note and the Wimberley Note were each in the principal amount of $2,858,800 and the Matthews Note was in the principal amount of $1,429,400. Commencing on March 1, 2007, the Notes bear interest on the unpaid principal balance at one percent (1%) per annum (the “Contract Rate”) with such interest payable quarterly. The principal and interest on the Notes is required to be paid in twelve equal quarterly installments, commencing on May 15, 2007, and payable on each August 14, November 14, February 14, and May 15 thereafter through February 14, 2010. However, if the Registrant’s consolidated earnings before income taxes, depreciation, and amortization (“Adjusted Earnings”) for any of the fiscal years ending on September 30, 2007, 2008, or 2009 is less than $4.2 million, then the principal amount of the Notes will be reduced by the same percentage by which Adjusted Earnings for such fiscal year falls short of the $4.2 million amount. The reduced principal amount of the Notes will be due in equal payments due on the remaining installment payment dates. Payment of the outstanding balance of the Notes may be accelerated if any payment due thereunder is not made within five days of the due date.

Item 3.02 – Unregistered Sales of Equity Securities

The Registrant issued 10,000,000 shares of its Common Stock and promissory notes in the aggregate principal amount of $7,147,000 to the BMS Stockholders on February 28, 2007 in a private offering that was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These shares of Registrant Common Stock and the Notes were issued in consideration of the Merger between Registrant, Merger Sub and BMS.

Item 5.01 – Changes in Control

As a result of the Merger consummated on February 28, 2007, which was previously described in Items 1.01 and 2.01 (which are incorporated by reference herein), the BMS Stockholders (Susan Matthews, Brett Wimberley, and Danny C. Wright) own 69% of Registrant’s outstanding Common Stock. The consideration tendered by the BMS Shareholders was all the outstanding common stock of BMS. The Common Stock issued to the BMS Stockholders was issued directly by the Registrant from the authorized, but unissued common stock of the Registrant. As further described in Item 5.02 below, which is incorporated by reference herein, the parties to the Merger Agreement have agreed to vote their shares of Registrant Common Stock for certain candidates for the Registrant’s Board of Directors.

Item 5.02 – Changes in Officers and Directors

The Merger Agreement provides that the board of directors of Registrant will consist of seven directors, four of whom shall be independent directors within the meaning of the Marketplace Rules of the NASDAQ Stock Market, Inc. BMS Stockholders Brett Wimberley and Danny C. Wright and one additional director designated by the BMS Stockholders will be elected to Registrant’s board of directors.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited financial statements of BMS for the two years ended September 30, 2006 and September 30, 2005 are attached hereto as Exhibit 99.1 and incorporated herein by reference

(b)	Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the Merger will be filed by the Registrant within 75 days of February 28, 2007.

(c)	Exhibits

Exhibit Index

Exhibit 10.1 – Employment Agreement Danny C. Wright

Exhibit 10.2 – Employment Agreement Brett Wimberley

Exhibit 10.3 – Employment Agreement Susan Matthews

Exhibit 10.4 – Employment Agreement Robert D. Garces

Exhibit 10.5 – Employment Agreement Thomas W. Kiser

Exhibit 10.6 – Promissory Note Danny C. Wright

Exhibit 10.7 – Promissory Note Brett Wimberley

Exhibit 10.8 – Promissory Note Susan Matthews

Exhibit 99.1 – Audited Financials Statements of Benefit Marketing Solutions For the Two Years Ended September 30, 2006 and September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance HealthCard, Inc.

Date: March 6, 2007	/s/ Rita W. McKeown
Rita W. McKeown
Principal Financial Officer